Exhibit 23.2



               CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-80919) of Forcenergy Inc, formerly Forcenergy Gas Exploration, Inc., of our report dated June 1, 1995, except as to Note 1 which is as of July 6, 1995, appearing on page F-3 of this Form 10-K.








PRICE WATERHOUSE LLP


Houston, Texas
March 25, 1997